Exhibit 32

CERTIFICATION
Pursuant to 18 United States Code § 1350

     The undersigned hereby certifies that, to his knowledge, the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 of Phelps Dodge Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Steven Whisler

Name:	J. Steven Whisler
Title:	Chairman, President and Chief Executive Officer
Date:	July 31, 2003

     The undersigned hereby certifies that, to his knowledge, the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 of Phelps Dodge Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ramiro G. Peru

Name:	Ramiro G. Peru
Title:	Senior Vice President and Chief Financial Officer
Date:	July 31, 2003